UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                         VELOCITY ASSET MANAGEMENT, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                 Delaware                                    65-0008442
---------------------------------------------    -------------------------------
(State or Other Jurisdiction of Incorporation    (I.R.S. Employer Identification
             or Organization)                                   No.)

                       48 S. Franklin Turnpike, 3rd Floor
                            Ramsey, New Jersey 07446
                                 (201) 760-6306
          -------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                                John C. Kleinert
                             Chief Executive Officer
                         Velocity Asset Management, Inc.
                         48 Franklin Turnpike, 3rd Floor
                            Ramsey, New Jersey 07446
                                 (201) 760-6306
           ----------------------------------------------------------
           (Name, address, and telephone number of agent for service)



CALCULATION OF REGISTRATION FEE

                                             Proposed        Proposed
Title of Class of           Amount to be      Maximum         Maximum          Amount of
Securities to be             Registered    Offering Price    Aggregate        Registration
Registered                       (1)            (2)       Offering Price $     Fee (2) $
------------------------------------------------------------------------------------------
Common Stock,                   210,000        $1.50          $315,000          $33.71
$0.001 par value

Common Stock                    790,000        $1.45        $1,145,500         $122.57
$0.001 par value

------------------------------------------------------------------------------------------

Totals                        1,000,000                     $1,460,500         $156.28

(1) The number of shares of common stock, par value $.001 per share ("Common Stock"), stated above consists of the aggregate number of shares which may be sold which have been granted or upon the exercise of options or issuance of stock awards which may hereafter be granted under the 2004 Equity Incentive Program of Velocity Asset Management, Inc. (the "Employee Plan"). The maximum number of shares which may be sold upon the exercise of such options or issuance of stock awards granted under the Plans are subject to adjustment in accordance with certain anti-dilution and other provisions of the Plans. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares of Common Stock which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h)under the Securities Act in the case of shares of Common Stock for which options and stock awards have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low prices per share of the Common Stock on the Over-the-Counter Bulletin Board on September 14, 2006.

                                EXPLANATORY NOTE
                                ----------------

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Registrant's 2004 Equity Incentive Program (the "Employee Plan").

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.
--------------------------------------------------------

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

     (a) Our annual report for the fiscal year ended December 31, 2005 filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act on Form 10-KSB

     (b) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed on May 22, 2006

     (c) Our Current Reports on Form 8-K as filed on June 6, 2006, June 13, 2006 and June 22, 2006.

     (d) All other reports and documents filed by the Registrant after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's document referred to in (a) above.

     All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4. Description of Securities.
----------------------------------

Our authorized capital stock consists of 40,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of "blank check" preferred stock, par value $0.001 per share of which 1,380,000 have been designated as Series A Preferred Stock. No other classes of capital stock are authorized. The relative rights of our common stock are defined by our certificate of incorporation, as described below, as well as by our bylaws and the General Corporation Law of the State of Delaware.

Common Stock

     Holders of common stock are entitled to one vote per share on matters acted upon at any stockholders' meeting, including the election of directors, and to dividends when, as and if declared by the board of directors out of funds legally available for the payment of dividends. There is no cumulative voting and the common stock is not redeemable. In the event of any liquidation, dissolution or winding up of our business, each holder of common stock is entitled to share ratably in all of our assets remaining after the payment of liabilities and liquidation preferences of our holders of preferred stock. Holders of common stock have no preemptive or conversion rights and are not subject to further calls or assessments by us. All shares of common stock now outstanding, and all shares to be outstanding upon the completion of this offering, are and will be fully paid and nonassessable.

     As of September 11, 2006, there were 257 registered holders of record of our common stock and approximately 368 beneficial owners.

Item 5. Interests of Named Experts and Counsel.
-----------------------------------------------

     The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Ellenoff Grossman & Schole LLP. Ellenoff Grossman & Schole LLP owns no shares of Common Stock or other securities of the Registrant.

Item 6. Indemnification of Directors and Officers.
--------------------------------------------------

     Our certificate of incorporation provides that all our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted under the Delaware General Corporation Law, provided that they acted in good faith and that they reasonably believed their conduct or action was in, or not opposed to, the best interest of our company.

     Our bylaws provide for indemnification of our officers, directors and others who become a party to an action on our behalf by us to the fullest extent not prohibited under the Delaware General Corporation Law. Further, we maintain officer and director liability insurance.

Item 7. Exemption from Registration Claimed.
--------------------------------------------

Not applicable.

Item 8. Exhibits.
-----------------

     The Exhibits listed below designated by an (*) have been previously filed and are incorporated by reference to the filings by Velocity Asset Management, Inc. under the Securities Act of 1933 or the Securities and Exchange Act of 1934, as indicated. Such portions were omitted and filed separately with the Securities and Exchange Commission. All other exhibits are filed herewith.

3.1(1)* Certificate of Incorporation (incorporated by reference to exhibit 3.1 to the Company's Registration Statements No. 2-98684-NY on Form S-18).

3.1.1(2)*      Amendment to Certificate of Incorporation

3.2(1)*        By-laws, as currently in effect

(5) Opinion of Ellenoff Grossman & Schole LLP as to the legality of shares being registered.

(23.1) Consent of Ellenoff Grossman & Schole LLP (included in opinion of counsel filed as Exhibit 5).

(23.2)         Consent of Cowan Gunteski LLP

(24) Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement.)

10.27(2)*      Form of 2004 Employee Incentive Plan

(1) Incorporated by reference to Registrant's Registration Statement on Form S-18 (File No. 33.13609A) filed with the Securities and Exchange Commission

(2) Incorporated by reference to Registrant's Definitive Information Statement filed with the Securities and Exchange Commission on March 19, 2004

Item 9. Undertakings.
---------------------

(a)    The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or FormF-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          [signature page appears next]

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Ramsey, New Jersey, on September 11, 2006.

                                       VELOCITY ASSET MANAGEMENT, INC.

                                       By: /s/ JOHN C. KLEINERT
                                           -------------------------------------
                                           John C. Kleinert
                                           Chief Executive Officer and President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below substitutes and appoints Patrick White his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below by the following persons on our behalf and in the capacities and on the dates indicated.


         Person                               Capacity                                          Date
         ------                               --------                                          ----
/s/ JOHN C. KLEINERT           Chief Executive Officer, President,  Chairman
---------------------------    of the Board and Director                                  September 11, 2006
John C. Kleinert


/s/ W. PETER RAGAN SR.         Vice President, Director                                   September 11, 2006
---------------------------
W. Peter Ragan Sr.


/s/ STEVEN MARCUS
---------------------------    Director                                                   September 11, 2006
Steven Marcus


/s/ DR. MICHAEL KELLY
---------------------------    Director                                                   September 11, 2006
Dr. Michael Kelly


/s/ DAVID GRANATELL
---------------------------    Director                                                   September 11, 2006
David Granatell


/s/ JAMES J. MASTRIANI
---------------------------    Chief Financial Officer, Chief Legal Officer,              September 11, 2006
James J. Mastriani             Secretary, Treasurer